UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Reference is made to Item 2.01 which is hereby incorporated herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On February 11, 2016 (the “Closing Date”), Countrywide Hardware, Inc., a Delaware corporation (“Seller”) and a wholly-owned subsidiary of P&F Industries, Inc. (the “Company”), Nationwide Industries, Inc., a Florida corporation and a wholly-owned subsidiary of Seller (“Nationwide”), the Company and Argosy NWI Holdings, LLC, a Delaware limited liability company (“Purchaser”), entered into a Stock Purchase and Redemption Agreement (the “Stock Purchase and Redemption Agreement”), pursuant to which, among other things, giving effect to certain contributions and redemptions of common shares (“Nationwide Shares”) of Nationwide, Purchaser acquired (the “Acquisition”) all of the outstanding Nationwide Shares from Seller, as more particularly described below and in the Stock Purchase and Redemption Agreement. The Acquisition was effective as of 11:59 p.m. on the Closing Date. Contemporaneously, the parties executed the Stock Purchase and Redemption Agreement and consummated the transactions contemplated thereby.

Pursuant to the Stock Purchase and Redemption Agreement, the purchase price for the Nationwide Shares acquired in the Acquisition was approximately $22.2 million (the “Consideration”), before giving effect to an estimated working capital adjustment of approximately $877,000, which is subject to further adjustment post-closing. The Consideration was paid to Seller or at Seller’s direction, less $1,955,000 escrowed pursuant to the terms of the Stock Purchase Agreement; in addition, the Stock Purchase and Redemption Agreement provides that, under certain circumstances, up to an additional $400,000 may be contributed into escrow by Seller. The Stock Purchase and Redemption Agreement contains various representations, warranties and covenants.

The foregoing description of the Stock Purchase and Redemption Agreement is qualified in its entirety by reference to the full text of the Stock Purchase and Redemption Agreement attached as an Exhibit 2.1 hereto and incorporated herein by reference.

Effective as of the Closing Date, the Company and the president of Nationwide, Christopher J. Kliefoth (the “Selling Securityholder”), entered into a purchase agreement (the “Purchase Agreement”), pursuant to which, among other things the Company acquired (i) 30,000 shares of the Company’s Class A Common Stock (“Common Stock”) at the aggregate purchase price of $254,490 (the “Repurchase”) and (ii) options, held by Selling Securityholder, to acquire 6,667 shares of Common Stock at an aggregate price of $16,597, as described herein and in the Purchase Agreement. The Purchase Agreement contains certain covenants, including standstill restrictions imposed on the Selling Securityholder with respect to shares of Common Stock for a three-year period. The Purchase Agreement also contains customary representations and warranties.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement attached as an Exhibit 10.1 hereto and incorporated herein by reference.

Contemporaneously with the Acquisition and the Repurchase, the Company, its subsidiaries Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Hy-Tech Machine, Inc. (Hy-Tech”), ATSCO Holdings Corp. (“ATSCO”) and Nationwide (together with the Company, Florida Pneumatic, Hy-Tech and ATSCO, collectively, “Borrowers”) and the Company’s subsidiaries Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”), Exhaust Technologies, Inc. (“Exhaust”) and Woodmark International, L.P. (“Woodmark,” and together with Continental Tool, Countrywide, Embassy, Green, Pacific Stair, WILP and Exhaust, collectively, “Guarantors”) entered into the Consent and Second Amendment to the Amended and Restated Loan and Security Agreement, effective as of February 11, 2016 (the “Amendment”), with Capital One Business Credit Corp. (the “Resigning Agent”), as resigning agent for Lenders (the “Lenders”), and Capital One, National Association, a successor agent for the Lenders from time to time party to the Loan Agreement (as defined below). The Amendment amended the Amended and Restated Loan and Security Agreement, dated as of August 13, 2014 (the “Loan Agreement”), as amended, among the Borrowers, the Guarantors, the Agent and the Lenders.

The Amendment, among other things: (1) provided the Lenders’ consent to the transactions contemplated by the Stock Purchase Agreement and the Repurchase and (2) amended the Loan Agreement by: (a) reducing the aggregate Commitment (as defined in the Loan Agreement) from approximately $33,657,000 to $11,600,000; (b) eliminating the Tranche B Term Loan (as defined in the Loan Agreement) which had an original principal amount of $3,000,000; (c) reducing the Tranche A Term Loan (as defined in the Loan Agreement) which had an original principal amount of approximately $6,533,000 to $100,000; (d) reducing the Revolver Commitment (as defined in the Loan Agreement) from $22,000,000 to $10,000,000 (less the outstanding Tranche A Term Loan); (e) reducing the Capex Loan Commitment (as defined in the Loan Agreement) from approximately $2,123,000 to $1,600,000; (f) modifying certain financial covenants, interest rate margins and fee obligations; and (g) extending the expiration of the credit facility under the Loan Agreement from December 19, 2017 to February 11, 2019.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached as an Exhibit 10.2 hereto and incorporated herein by reference.

In connection with the Acquisition, effective as of the Closing Date, the Seller, as landlord, and Nationwide, as tenant, entered into a “triple net” lease (the “Lease”) relating to the Tampa, Florida-based real property in which Nationwide and a month-to-month co-tenant operate (the “Premises”). The Lease provides for, among other things, a seven-year term commencing on the Closing Date and an annual base rent of approximately $252,000 with annual escalations. The Lease also provides that the tenant will pay certain taxes and operating expenses associated with the Premises. The Lease replaces the previous lease between the parties and includes the entire Premises. The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease attached as an Exhibit 10.3 hereto and incorporated herein by reference.

Additionally, effective as on the Closing Date, the Seller and Nationwide entered into an Option and Right of First Refusal Agreement (the “Option Agreement”) relating to the Premises, pursuant to which the Seller granted a purchase option to Nationwide relating to the Premises if such option is initiated within 60 days following the Closing Date, in addition to the right of first refusal relating to certain offers made by third parties during the five-year period following the Closing Date. The foregoing description of the Option Agreement is qualified in its entirety by reference to the full text of the Option Agreement attached as an Exhibit 10.4 hereto and incorporated herein by reference.

The foregoing provisions of the Stock Purchase and Redemption Agreement, the Purchase Agreement, the Amendment, the Lease and the Option Agreement do not purport to be complete, and are qualified in their entirety by the full text of the Stock Purchase and Redemption Agreement, the Purchase Agreement, the Amendment, the Lease and the Option Agreement attached as Exhibits hereto.

The Stock Purchase and Redemption Agreement, the Purchase Agreement, the Amendment, the Lease and the Option Agreement and the above descriptions of such agreements, have been included to provide investors and security holders with information regarding the terms and such agreements, and are not intended to provide any other factual information about the Company, its subsidiaries or affiliates, or any other parties to such agreements. The representations and warranties contained in such agreements were made only for purposes of those agreements, and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Stock Purchase and Redemption Agreement, the Purchase Agreement, the Amendment, the Lease and the Option Agreement as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries, affiliates or businesses.

Item 8.01.	Other Items

On February 12, 2016, the Company issued a press release (the “Press Release”) announcing the Acquisition. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

2.1	Stock Purchase and Redemption Agreement, dated as of February 11, 2016, by and among Seller, Purchaser, the Company and Nationwide.

10.1	Purchase Agreement, dated as of February 11, 2016, by and between the Company and Christopher J. Kliefoth.

10.2	Consent and Second Amendment to Amended and Restated Loan and Security Agreement, dated as of February 11, 2016, by and among the Borrowers, Guarantors, Lender and Agent.

10.3	Lease, dated as of February 11, 2016, between the Company and Nationwide.

10.4	Option and Right of First Refusal Agreement, dated as of February 11, 2016, between the Company and Nationwide.

99.1	Press Release, dated February 12, 2016, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: February 17, 2016	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer and Chief Financial Officer